TABLE OF CONTENTS






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PART I.  FINANCIAL INFORMATION
         ITEM 1. FINANCIAL STATEMENTS
         Consolidated Statements of Operations (Unaudited) -
           For the Three Months Ended March 31,
           1994 and 1993......................................  3

         Consolidated Statements of Retained Earnings
          (Unaudited) - For the Three Months Ended
           March 31, 1994 and 1993............................  4

         Consolidated Balance Sheets - March 31, 1994
          (Unaudited) and December 31, 1993...................  5

         Consolidated Statements of Cash Flows (Unaudited) -
           For the Three Months Ended March 31, 1994 and 1993.. 6

         Notes to Financial Statements........................  7

         ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS
         OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..... 25

PART II.  OTHER INFORMATION................................... 30

SIGNATURES.................................................... 32